EXHIBIT 23.1


Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite C
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax






August 28, 2002


To Whom It May Concern:

We have issued our report dated August 28, 2002, accompanying the financial statements of Eagle Golf Corporation on Form 10-QSB for the period of June 7, 1999 (inception date) through June 30, 2002. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Eagle Golf Corporation on Form SB-2.

Signed,

/s/  Beckstead and Watts, LLP

Beckstead and Watts, LLP